EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-139270) on Form S-8 of America's Car-Mart, Inc. 401(k) Plan of our report dated June 22, 2015, relating to our audit of the financial statements and supplemental schedules of The America's Car-Mart 401(k) Plan, which appears in this Annual Report on Form 11-K of The America's Car-Mart 401(k) Plan for the year ended December 31, 2014.

/s/ HOGANTAYLOR LLP

June 22, 2015
Fayetteville, Arkansas